Exhibit 99.1

April 27, 2011

Boards of Directors of FSGBank, N.A.
and First Security Group, Inc.
531 Broad Street
Chattanooga, TN 37402

Dear Fellow Directors:

I hereby resign as a director of FSGBank, N.A. and First Security Group, Inc., effective Wednesday, April 27, 2011.  At this time, I want to devote more time to my family and businesses.  I have enjoyed serving with you and wish the Company and all of you the very best.

Sincerely,

/s/ Ralph E. Mathews, Jr.